UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14-A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

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LCA-Vision Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 11, 2009, The Wall Street Journal posted the following news story on its website.

Third Proxy Adviser Backs LCA-Vision in Board Fight
MARCH 11, 2009, 7:51 A.M. ET

Copyright 2008 Dow Jones & Company, Inc. All Rights Reserved
By KEVIN KINGSBURY

A third proxy-advisory firm backed LCA-Vision Inc.'s management in a battle for board control at the struggling laser-vision correction provider.

Proxy Governance joins RiskMetrics and Glass Lewis, who in the past two weeks have also recommended shareholders vote for current directors and reject proposals made by a group led by founder Stephen N. Joffe. It is running a five-person slate aimed at ousting the board amid complaints about the company's performance since Steve Straus took over as CEO two years ago.

"We are delighted all three of the advisory firms that reviewed the situation have unanimously recommended that LCA-Vision stockholders support our current executive team and board of directors," said Mr. Straus in a statement Wednesday.

Among other things, the Proxy Governance report approved of both LCA's longer-term strategy of periodic care as opposed to seeing customers just one to build service business on top of its surgical efforts. The proxy adviser also highlighted LCA's market-share gains, rising to 12% in the fourth quarter from 10.5% in the third, according to researcher Market Scope.

Proxy Governance also criticized the Joffe group's strategy for being "particularly light on details or what, exactly, is suboptimal about" LCA's efforts to turn prospects into patients.

LCA said Tuesday it will cut by one-third the number of machines that do laser-vision correction as the market sees slumping demand and the company seeks to cut costs.

Shares closed Tuesday at $2.19. The stock is down 47% this year.

Write to Kevin Kingsbury at kevin.kingsbury@dowjones.com

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Due to the nature of the Consent process, your voting instruction is extremely important and time sensitive.  LCA-Vision urges all stockholders to vote their GOLD cards to REVOKE CONSENT on all three proposals.  Please discard any proxy card that you receive from the Joffe Group.  If you have already voted to consent and wish to change your vote, you have every right to revoke your consent and vote the GOLD proxy.  Only the latest dated card counts.

LCA-Vision filed its Definitive Consent Revocation Statement (“Consent Revocation Statement”) with the Securities and Exchange Commission on Monday, February 9, 2009, and copies of the Consent Revocation Statement with a GOLD Consent Revocation Card were mailed to stockholders beginning February 10, 2009.  The Consent Revocation Statement can be obtained immediately from the SEC’s website at the following link:

http://idea.sec.gov/Archives/edgar/data/1003130/000114420409006021/v139094_defc14a.htm or from the Investor Relations section of the Company’s website at www.lasikplus.com and
www.lca-vision.com.  Copies of the Consent Revocation Statement and consent revocation card may also be obtained from Georgeson Inc.

Additional Information:
Georgeson Inc. has been retained by LCA-Vision as consent revocation solicitation agent. Stockholders with questions are encouraged to call Georgeson toll-free 1-800-457-0109. Copies of the Company’s Consent Revocation Statement, and any other documents filed by LCA-Vision with the SEC in connection with the consent solicitation can be obtained free of charge from the SEC’s website at www.sec.gov, from the Company’s website at www.lasikplus.com and www.lca-vision.com, or from Georgeson.